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                                                                     Exhibit 5.1

                         PILLSBURY MADISON & SUTRO LLP
                              2700 Sand Hill Road
                              Menlo Park, CA 94025
                              Tel: (650) 233-4500
                              Fax: (650) 233-4545

                                      September 24, 1997

Network Solutions, Inc.
505 Huntmar Park Drive
Herndon, Virginia  20170

      Re: Registration Statement on Form S-1

Ladies and Gentlemen:

      We are acting as counsel for Network Solutions, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 3,795,000 shares of Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), of the Company (including 495,000 shares subject to the underwriters' over-allotment option) to be offered and sold by the Company. In this regard we have participated in the preparation of a Registration Statement on Form S-1 relating to such 3,795,000 shares of Class A Common Stock. (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act (a "Rule 462(b) registration statement") is herein referred to as the "Registration Statement.")

      We are of the opinion that the shares of Class A Common Stock to be offered and sold by the Company (including any shares of Class A Common Stock registered pursuant to a Rule 462(b) registration statement) have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.


                                        Very truly yours,


                                        Pillsbury Madison & Sutro LLP



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